UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

BIG LOTS, INC.
(Name of Registrant as Specified in Its Charter)

MACELLUM OPPORTUNITY FUND LP

MACELLUM MANAGEMENT, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

ANCORA MERLIN INSTITUTIONAL LP

ANCORA MERLIN, LP

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA CATALYST SPV I LP

ANCORA CATALYST SPV I SPC Ltd

ANCORA ADVISORS, LLC

FREDERICK DISANTO

THERESA R. BACKES

SUZANNE BISZANTZ

ANDREW C. CLARKE

LYNNE COTÉ

STEVEN S. FISHMAN

AARON GOLDSTEIN

JEREMY I. LIEBOWITZ

CYNTHIA S. MURRAY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 10, 2020

MACELLUM OPPORTUNITY FUND LP

___________________, 2020

Dear Fellow Big Lots Shareholder:

Macellum Opportunity Fund LP and the other participants in this solicitation (collectively, the “Investor Group” or “we”) beneficially own a total of 4,387,655 shares of Big Lots, Inc., an Ohio corporation (“Big Lots” or the “Company”), including 900,000 shares underlying currently exercisable call options, or approximately 11.2% of the outstanding common shares, par value $0.01 per share (the “Common Stock”), making us one of the Company’s largest shareholders.

We believe that Big Lots has the potential to be a best in class retailer, given that it operates in one of the most coveted segments of the retail industry, but we believe the Company has been hampered by the Company’s Board of Directors (the “Board”) which lacks relevant skill sets, has pursued a poor capital allocation strategy, and only recently sought to monetize certain of Big Lot’s real estate assets after persistent shareholder pressure. We believe a refreshed Board can bring fresh perspectives, a more disciplined capital allocation approach and diverse mindsets to explore strategies that can maximize and return shareholder value.

The Board is currently composed of nine (9) directors, all of whom are up for election at the upcoming 2020 annual meeting of shareholders of Big Lots (the “Annual Meeting”). Through the attached Proxy Statement, we are soliciting proxies to elect not only our four (4) nominees, but also the candidates who have been nominated by the Company other than [_____], [_____], [_____] and [_____]. This gives shareholders who wish to vote for our nominees the ability to vote for a full slate of nine (9) nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our nominees will have the legal effect of replacing four incumbent directors with our nominees. If elected, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock shareholder value. However, we believe the election of our nominees is an important step in the right direction for enhancing long-term value at the Company.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the shareholders on or about ____________, 2020.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Jonathan Duskin
Jonathan Duskin
Macellum Opportunity Fund LP

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Investor Group’s proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 10, 2020

2020 ANNUAL MEETING OF SHAREHOLDERS

OF

BIG LOTS, INC.

_________________________

PROXY STATEMENT
OF
MACELLUM OPPORTUNITY FUND LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Macellum Opportunity Fund LP, a Delaware limited partnership (“Macellum Opportunity”), and the other participants in this solicitation (collectively, “we”) are significant shareholders of Big Lots, Inc., an Ohio corporation (“Big Lots” or the “Company”), who beneficially own, in the aggregate, 4,387,655 shares of common shares, $0.01 par value per share (the “Common Stock”), of the Company, including 900,000 shares underlying currently exercisable call options, constituting approximately 11.2% of the outstanding Common Stock. We are furnishing this proxy statement and accompanying WHITE proxy card to holders of Common Stock in connection with the solicitation of proxies in connection with the Company’s 2020 annual meeting of shareholders scheduled to be held at [_______________], on [_____, _______, 2020] at [_:__ _.m., EDT] (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the “Annual Meeting”).

We are seeking your support at the Annual Meeting for the following:

1.	To elect Macellum Opportunity’s four (4) director nominees, [Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Jonathan Duskin, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray] (each a “Nominee” and, collectively, the “Nominees”) to hold office until the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) and until their respective successors have been duly elected and qualified;
2.	To vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers;
3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 1, 2021 (“fiscal 2020”); and
4.	To transact such other business, if any, as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors (the “Board”) is currently composed of nine (9) directors, all of whom are up for election at the Annual Meeting. Through this Proxy Statement, we are soliciting proxies to elect not only our four (4) nominees, but also the candidates who have been nominated by the Company other than [_____], [_____], [_____] and [_____]. This gives shareholders who wish to vote for our Nominees the ability to vote for a full slate of nine (9) nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our Nominees will have the legal effect of replacing four incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock shareholder value. However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company and that, if elected, our Nominees will bring fresh perspectives, talented leadership, and responsible oversight in implementing a much-needed turnaround at Big Lots.

As of the date hereof, Macellum Opportunity, together with Macellum Management, LP, a Delaware limited partnership (“Macellum Management”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), Jonathan Duskin (collectively, the “Macellum Group”) Ancora Merlin Institutional LP, a Delaware limited partnership (“Ancora Merlin Institutional”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Ancora Catalyst SPV I LP, a Delaware limited partnership (“Ancora SPV I”), Ancora Catalyst SPV I SPC Ltd, a Cayman Islands segregated portfolio company (“Ancora SPV I Ltd”, and together with Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst and Ancora SPV I, the “Ancora Funds”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), Frederick DiSanto (together with the Ancora Funds, the “Ancora Group” and, together with the Macellum Group, the “Investor Group”), and each of the other Nominees (each a “Participant” and collectively, the “Participants”) collectively beneficially own 4,387,655 shares of Common Stock (the “Group Shares”), including 900,000 shares of Common Stock underlying call options that are currently exercisable. We intend to vote the Group Shares FOR the election of the Nominees, [FOR/AGAINST] the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers, and [FOR/AGAINST] the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal 2020, as described herein.

The Company has set the close of business on [_____] [__], 2020 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 4900 E. Dublin-Granville Road, Columbus, Ohio 43081. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [______] shares of Common Stock outstanding who are entitled to one vote on each matter for each share of Common Stock held on the Record Date.

THIS SOLICITATION IS BEING MADE BY THE INVESTOR GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE INVESTOR GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

THE INVESTOR GROUP URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at

www.[_________________________].com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. The Investor Group urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with the Investor Group’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to the Investor Group, c/o Saratoga Proxy Consulting LLC (“Saratoga”) in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our four (4) Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Investor Group’s proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

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BACKGROUND OF THE SOLICITATION

Below is a summary of the material events leading up to the Solicitation:

•	From July 2019 to January 2020, the Macellum Group regularly reached out to Andrew D. Regrut, Vice President of Investor Relations, to discuss the Company’s business and quarterly results. A primary focus of these calls was trying to understand the Company’s deteriorating results and increased capital expenditures as well as major changes to the Company’s merchandising strategy.
•	On July 8, 2019, representatives of the Macellum Group called Mr. Regrut to discuss the Company’s operating performance including sales weakness, higher operating expenses, and increased depreciation and amortization and interest expense. The Macellum Group also discussed the Company’s strategy and trajectory given the significant increase in capital expenditures and deteriorating balance sheet as well as what the Macellum Group viewed as ill-timed stock buybacks. The Macellum Group also voiced their concerns with the Company’s poor stock price performance and asked to speak with President and Chief Executive Officer, Bruce Thorn.
•	On July 19, 2019, representatives of the Macellum Group again called Mr. Regrut to follow up on their July 8th conversation and their concerns with the Company’s poor operating performance, capital allocation and poor stock price performance.
•	On September 9, 2019, representatives of the Macellum Group had a call with Mr. Regrut to talk about the Company’s second quarter results, overall strategy and their concerns with the Company’s capital allocation, increasing debt burden and poor stock price performance. The Macellum Group also requested to speak with Mr. Thorn and Jonathan Ramsden, Executive Vice President, Chief Financial and Administrative Officer.
•	On September 19, 2019, representatives of the Macellum Group sent a follow-up email to Mr. Regrut again requesting to speak with Messrs. Thorn and Ramsden.
•	On December 6, 2019, representatives of the Macellum Group had a call with Messrs. Ramsden and Regrut to talk about the Company’s operating performance, including higher operating expenses and increased depreciation and amortization and interest expense. The Macellum Group also expressed its concerns regarding the Company’s poor stock price performance and investment strategy, given the significant increase in capital expenditures and low return on invested capital. Representatives of the Macellum Group expressed their dissatisfaction with the capital intensive initiatives the Company had embarked on and inquired if the Company planned on providing investors with a long term plan to frame the benefit of the significant increase in capital expenditures. The Macellum Group again requested to speak with Mr. Thorn.
•	On January 7, 2020, representatives of the Macellum Group had a follow-up call with Messrs. Ramsden and Regrut to talk about the Company’s capital allocation, including significant increases in capital expenditures, low return on invested capital and slow inventory turns. The Macellum Group also requested another time to speak with Mr. Thorn.
•	On January 31, 2020, the Macellum Group and Ancora Group formally agreed to work together as a group and to engage with the Company regarding their shared concerns.
•	On February 14, 2020, the Investor Group sent a letter to Jim Chambers, Chairman of the Board, notifying the Company that they had formed a group and expressing their concerns with the Company’s underperformance and inability to connect with Mr. Thorn. The Investor Group also took issue with the Company’s investment strategy which they argued has not resulted in improvements in earnings or performance. The Investor Group requested a meeting with Mr. Chambers.
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•	On February 17, 2020, Mr. Ramsden communicated via email that Mr. Thorn would meet with representatives of the Investor Group in Columbus, Ohio. The representatives of the Investor Group had requested that the members of the Board attend, however, none agreed to join in person or via the phone.
•	On February 21, 2020, representatives of the Investor Group met with Messrs. Thorn and Ramsden and also Ronald A. Robins, Jr., Senior Vice President, General Counsel and Corporate Secretary, to discuss the Company’s sustained stock price underperformance, slower sales trends vs. off-price peers, declining operating income and margins, history of missed estimates and lower guidance, capital allocation, investment cycle that has not yielded any apparent results, and deteriorating balance sheet. The Investor Group also discussed the material increase in the Company’s debt and how the Company was experiencing one of the worst-in-class valuations compared to its peers. The representatives of the Investor Group also expressed concern with the Company’s under optimized real estate assets and governance issues. The Investor Group explained the merits of a sale leaseback transaction and how it differed from raising debt to monetize the value of the Company’s owned real estate. The Investor Group expressed their belief that change needed to happen at the Board level. The Investor Group again requested to speak to the entire Board.
•	On February 28, 2020, representatives of the Investor Group spoke to Messrs. Ramsden and Regrut about the Company’s disappointing fourth quarter and full 2019 financial results as well as the significantly lower than consensus guidance for 2020. The Investor Group further expressed shock that the Board would allow the Company’s Investor Day, scheduled just weeks earlier, to be cancelled.
•	Later on February 28, 2020, representatives of the Investor Group also spoke to Messrs. Thorn and Ramsden about Company’s fourth quarter and full 2019 financial results.
•	Also on February 28, 2020, Macellum Opportunity privately delivered a letter (the “Nomination Notice”) to the Company, in accordance with its organizational documents and applicable law, nominating Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Jonathan Dunkin, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray (the “Original Nominees”) for election to the Board at the Annual Meeting. Accompanying the Nomination Notice was a cover letter from the Investor Group stating that, despite the lack of direct feedback from the Board with respect to a Board refreshment, the Investor Group maintained a desire to work collaboratively with the Company to reach a solution and avoid a contested election at the Annual Meeting.
•	On March 2, 2020, representatives of the Investor Group spoke to Mr. Ramsden and explained the benefits of a possible sale leaseback transaction and how it differed materially from a dilutive and value destructive debt issuance in an attempt to extract value from the Company’s owned real estate.
•	On March 4, 2020, representatives of the Investor Group met with Messrs. Chambers, Robins and Thorn and member of the Board, Cynthia T. Jamison, to discuss the Company’s poor stock price and operating performance, history of missed estimates and lower guidance, capital allocation, investment cycle that has not yielded any apparent results, and deteriorating balance sheet. The Investor Group also discussed the Company’s rising debt and how the Company had one of the worst-in-class valuations compared to its peers. The representatives of the Investor Group highlighted the Company’s under optimized real estate assets and benefits of pursuing a sale-leaseback transaction. The Company responded that they were analyzing all types of strategies but would not commit to pursuing a sale leaseback transaction. The Investor Group also highlighted that they nominated silently in hopes of reaching a settlement that was best for all shareholders without causing a distraction to the Company. The Investor Group said they would be willing to settle for four seats on the Board. The Investor Group further identified Mr. Chambers as a director that they would seek to remove as part of a potential settlement.
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•	On March 5, 2020, representatives of the Investor Group spoke to Messrs. Chambers, Robins and Thorn and Ms. Jamison. In response to the Investor Group’s suggestions that they would be willing to settle for four Board seats, the Company offered to add one of the Original Nominees to the Board, which Original Nominee would be chosen by the Board. The Investor Group responded that the proposal was unacceptable and that they didn’t believe it would result in any meaningful change for shareholders.
•	Later on March 5, 2020, representatives of the Investor Group spoke to Messrs. Thorn and Robins. The Company made it clear that they would not consider Mr. Duskin, a principal at the Macellum Group, or Fishman in any settlement. Mr. Thorn indicated that he was not opposed to Mr. Duskin joining the Board; however it was a non-starter for the rest of the Board. Mr. Thorn further proposed a settlement where Mr. Goldstein would join the Board to fulfill the role of shareholder representative and Mr. Duskin would serve as a paid consultant with the title of Special Advisor to the CEO.
•	On March 6, 2020, the Investor Group issued a press release, which included an open letter to the shareholders, announcing the nomination of the Original Nominees for election to the Board at the Annual Meeting. In the press release, the Investor Group also expressed their concerns with the Company’s poor stock price and operating performance, capital allocation strategy and rejection of at least one credible offer to monetize the Company’s real estate assets through a sale leaseback transaction, which could be worth over $1 billion to shareholders.
•	Later on March 6, 2020, Big Lots issued a press release confirming receipt of the Nomination Notice from Macellum Opportunity.
•	On March 10, 2020, representatives of the Investor Group spoke to Messrs. Thorn and Robins about trying to come to a settlement and being involved in a sale leaseback process.
•	On March 12, 2020, the Investor Group issued a press release, which included an open letter to the shareholders, detailing their belief that a sale leaseback transaction, in conjunction with meaningful change to the Board, could increase shareholder value. The Investor Group cautioned the Board against monetizing the Company’s real estate assets using debt as a financing source given the value destroying nature of adding debt to an already strained balance sheet and called upon the Board not to undertake any material decisions with respect to the Company’s real estate until after the Board is reconstituted.
•	Later on March 12, 2020, representatives of the Investor Group requested a call with the Board. On the call, the representatives of the Investor Group proposed a new settlement in light of the severely worsening Covid-19 crisis and highlighted the critical need for the Company to create a fortress balance sheet to weather the storm. The offer consisted of appointing two of the Investor Group’s Original Nominees, specifically Messrs. Clarke and Goldstein, fewer than the four directors initially proposed. In exchange, the Company would provide certainty that it would enter into a sale leaseback of the four distribution centers and that the Investor Group’s two appointees would be part of a committee to oversee the use of proceeds from the sale leaseback transaction.
•	On March 15, 2020, the Company’s counsel, Sidley Austin LLP (“Sidley”) reached out telephonically and via email to the Investor Group’s counsel, Olshan Frome Wolosky LLP (“Olshan”) informing Olshan that management had been instructed by the Board not to speak with the Macellum Group or Ancora Group and that going forward, the Macellum Group and Ancora Group would only be able to communicate with Mr. Chambers and Sidley. Sidley also informed Olshan that the Company planned to send a proposed settlement offer to avoid a contested election at the Annual Meeting in a few days.
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•	On March 16, 2020, the Investor Group responded that they had no intention of filtering all future communications through Mr. Chambers and Sidley. Instead, the Investor Group emphasized the need to reduce costs during these unprecedented times and avoid the involvement of lawyers until a framework for settlement was agreed upon. The Investor Group suggested that all communication with the Board should be made through at least one or two other independent directors, as the Investor Group believed that Mr. Chambers could no longer be impartial given he was identified as a director that the Investor Group believed should step down from the Board. The Investor Group also reiterated its view that the Board must act with urgency to undertake a sale leaseback transaction to give the Company liquidity and flexibility through the current Covid-19 crisis.
•	On March 17, 2020, Macellum Opportunity delivered a letter (the “CiC & Universal Proxy Letter”) to the Board explaining its concerns that following the Annual Meeting, should Macellum Opportunity’s candidates constitute a majority of the Board, their appointment could trigger certain change in control provisions under certain of the Company’s material contracts and agreements unless they have been certified by the current Board as “continuing directors” in advance of such election. Accordingly, in order to maintain a level playing field, and to allow shareholders to make their voting decisions based solely on the merits, the letter requested written confirmation from the Company that, prior to the Annual Meeting, the Board will take all necessary steps to use its discretionary authority under such agreements to certify Macellum Opportunity’s candidates as “continuing directors” and otherwise approve of their nomination such that the change in control provisions would not be triggered by the election of Macellum Opportunity’s candidates to serve on the Board. The CiC & Universal Proxy Letter also requested the Company to agree to the use of a universal proxy card in an effort to adhere to the highest standards of corporate governance and provide shareholders with flexibility, simplicity and clarity regarding their vote. Macellum Opportunity requested to receive a response from the Company no later than March 23, 2020.
•	On March 18, 2020, the Company sent a proposed term sheet for settlement discussions in advance of a call scheduled for later that day. The Company proposed expanding the Board by two and choosing one of the Original Nominees to join the Board, along with a second independent director already identified by the Company. The Company proposed to reduce the size of the Board by one at the Annual Meeting. The proposal included numerous triggers that would require the Original Nominee to resign and a standstill that would last 12 months from signing with an automatic extension for an additional 12 months if the Company notified the Investor Group that the Original Nominee would be re-nominated at the 2021 Annual Meeting.
•	Later on March 18, 2020 and before the proposed call, the Investor Group responded by email that it found the proposal grossly inadequate given the level of underperformance at the Company. The Investor Group reiterated its settlement proposal for Messrs. Goldstein and Clarke to replace two incumbent directors if the Board committed to undertake a sale leaseback transaction in exchange for a standstill that would expire 30 days prior to the nomination deadline for the 2021 Annual Meeting. Shortly thereafter, the Company notified the Investor Group that it was terminating communications with the Investor Group.
•	On March 18, 2020, representatives of the Investor Group communicated via email to Mr. Chambers about their disappointment with the Company’s decision to cut-off and limit communications between the parties and again urged the Company to meaningfully engage and consider its proposals for a Board refreshment that did not involve the replacement of the full Board. Further, the email acknowledged and appreciated the ongoing concern related to the COVID-19 crisis, but pointed out that the value destruction at the Company and Board concerns originated long before the current crisis began.
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•	On March 19, 2020, Mr. Chambers wrote to the representatives of the Investor Group indicating that he had not cut off all communications but wanted to speak with the full Board about the Investor Group’s settlement proposal. Mr. Chambers noted that they were taking into consideration the Investor Group’s thoughts, specifically about a sale leaseback transaction, and would hope to reach an internal decision shortly.
•	Later on March 19, 2020, the Investor Group had two calls with Messrs. Chambers, Thorn and Robins in an attempt to reach a settlement.
•	Also on March 19, 2020, representatives of the Investor Group had a call with Messrs. Robins and Thorn to discuss a potential settlement framework.
•	On March 20, 2020, representatives of the Investor Group spoke to Messrs. Chambers, Robins and Thorn about trying to come to a settlement and being involved in a sale leaseback process. Mr. Robins also said that the Company would not consider adding Mr. Goldstein, a principal at the Macellum Group, to the Board which was a reversal from the previous offer the Board made. Messrs. Chambers, Robins and Thorn suggested to the Investor Group that they would appoint two directors; one would be Mr. Clarke and the other would be a director that the Board would select from the Original Nominees, with the condition that none of Messrs. Duskin, Fishman and Goldstein would be considered.
•	On March 23, 2020, Mr. Robins, on behalf of the Board, delivered a letter to Macellum Opportunity in response to the CIC & Universal Proxy Letter (i) denying the request for the use of a universal proxy card and (ii) indicating the need for more time to come to a determination with regards to the change in control provisions in the Company’s various agreements.
•	On March 26, 2020, representatives from the Company sent an email to the Investor Group offering to discuss certain matters raised by the Investor Group, including a possible sale leaseback transaction, if the Investor Group agreed by email that they would keep any information discussed confidential.
•	On March 27, 2020, after some emails back and forth, the Investor Group agreed to keep any material non-public information learned on its call later that morning confidential until April 10, 2020.
•	Later on March 27, 2020, representatives of the Investor Group spoke telephonically with Messrs. Chambers and Robins. The Company informed the Investor Group that it had granted a third party exclusivity to pursue a sale leaseback transaction and that the Board intended to add one additional director to the Board that they had previously identified. The Company offered to also add one Original Nominee to the Board of its choosing to avoid a contested election at the Annual Meeting. The Investor Group countered that Messrs. Goldstein and Clarke should be added to the Board and the Board would need to not only commit to a sale leaseback transaction but also involve the new directors in determining the best use of proceeds from the transaction. The Investor Group emphasized the need to add a principal from the Investor Group to the Board.
•	On March 30, 2020, representatives of the Investor Group spoke telephonically with Messrs. Chambers and Robins. The Company informed the Investor Group that they would not commit to a sale leaseback transaction and would only offer the Investor Group one Board seat, which could not be filled by anyone from the Macellum Group. The Investor Group responded that the Company’s counterproposal was not acceptable. Thereafter, the Company responded that it would continue to focus on a sale leaseback transaction and it looked like we would be “the first and only contested virtual election in the COVID-19 crisis.”
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•	Later on March 30, 2020, Sidley sent a letter on behalf of the Board, requesting that the Investor Group have each of the Original Nominees complete questionnaires and submit to background checks.
•	On March 31, 2020, Olshan sent a letter on behalf of the Investor Group to Sidley responding to its March 30th letter. Olshan indicated that it found the Board’s request disingenuous as only hours earlier a representative from the Company had indicated we were headed to a proxy fight. Olshan indicated that the Investor Group’s proposal to add Messrs. Goldstein and Clarke to the Board if the Board committed to a sale leaseback transaction and agreed to their input on the use of proceeds was still on the table. Olshan further stated that if the Company wanted to proceed with a settlement on that basis, it would have Messrs. Goldstein and Clarke complete the questionnaires and submit to background checks.
•	On April 7, 2020, in advance of a call scheduled between representatives from the Company and the Investor Group, emails were exchanged in which the Company revealed that it had signed agreements with Oak Street for the sale leaseback of all four of the Company’s owned distribution centers. Also prior to the call, the Company sent a settlement term sheet to avoid a contested election. The term sheet contemplated a candidate identified by the Company, and one Original Nominee joining the Board, with no creation of a capital allocation or operating committee. The term sheet also stipulated that the Board size would increase from nine to ten to accommodate the Original Nominee.
•	Later on April 7, 2020, representatives from the Company and the Investor Group discussed the terms of the proposed sale leaseback and the proposed settlement term sheet. The Investor Group was pleased with the proposed purchase price of $725 million but conveyed their disappointment that the Board was still only offering to add one Original Nominee to the Board and would not accept Messrs. Duskin or Goldstein to the Board. Thereafter, advisors to the Company and the Investor Group further discussed the proposed settlement term sheet and the Investor Group’s need to have at least a principal of the Investor Group added to the Board. That evening, representatives from the Company reached out to representatives of Ancora Group with a revised proposal. The Company offered to add to the Board Mr. Goldstein and a second director already identified by the Board. The Investor Group indicated that more meaningful change should occur and responded that Mr. Goldstein and a second Original Nominee should be appointed to the Board in addition to the director already identified by the Board.
•	On April 8, 2020, the Company publicly announced that it had entered into sale leaseback agreements with affiliates of Oak Street Real Estate Capital, LLC (“Oak Street”) relating to four of its owned distribution centers for an aggregate purchase price of $725 million.
•	On April 9, 2020, the Investor Group issued a public response to the Company’s announcement of a sale/leaseback transaction with Oak Street. In the response, the Investor Group expressed its belief that the Board would not have been in a position to consider such a transaction at this time had it not been for the Investor Group’s vocal insistence and meaningful efforts to ensure such a buyer was still available. The Investor Group also expressed its belief that shareholders should not look at this transaction as evidence that the Board is now functioning well. Instead, the Investor Group noted that it believes that the Board must be evaluated on their full history of capital and value destruction up until this point. The Investor Group emphasized the need to refresh the Board immediately to inject directors with more disciplined capital allocation skills and develop a renewed strategy for growth. The Investor Group called upon the Board to meaningfully engage with it to refresh the Board ahead of the Annual Meeting.
•	On April 10, 2020, the Investor Group filed its preliminary proxy statement relating to the Annual Meeting.
9

REASONS FOR THE SOLICITATION

WE BELIEVE THE TIME FOR SUBSTANTIAL CHANGE IS NOW

The Investor Group believes that the Board must undergo a significant refreshment to address the Company’s prolonged stock price and operating underperformance, which the Investor Group believes has been largely driven by the Board’s poor operational oversight, ineffective capital allocation strategy and failure to optimize the Company’s balance sheet. Long before the Coronavirus crisis struck the country, the Board presided over a material decrease in shareholder value. Now, in a time of national crisis and ongoing material economic weakness, Big Lots shareholders need a Board that can help optimize the business opportunity as well as preserve and create shareholder value.

While the Investor Group is pleased to see that the Board approved a sale leaseback transaction with Oak Street, they are highly skeptical that the transaction would have occurred without their outspoken insistence. Nor does the Investor Group believe that the Company would have been in a position to pursue a sale leaseback transaction were it not for the Investor Group’s meaningful efforts to keep a buyer for this transaction still interested. Shareholders should not look at this transaction as evidence that the Board is now functioning well. The Investor Group believes that the Board must be evaluated on their full history of capital and value destruction up until this point. The Investor Group is aware that the Board rejected a sale leaseback transaction last year. Shareholders are only left to guess at the reasons why as well as wonder how much better their investment would have fared had the Board completed such a compelling transaction before the current Covid-19 crisis. The Investor Group believes that once the sale leaseback transaction is completed, the Company may have at least $320 million of cash. We fear that without a refreshed Board, this Board could squander this cash and/or develop other dilutive initiatives that could lead to further deterioration in operating profits and shareholder value.

With a refreshed Board focused on a disciplined capital-allocation approach, improved governance and the addition of more relevant retail and turnaround experience, the Investor Group believes that the Board can oversee a renewed strategy for growth that can improve the Company’s valuation.

The Board has Overseen Tremendous Value Destruction

As shown below, Big Lots’ stock price has significantly underperformed the Company’s closest retail peers along with the broader stock market across multiple time horizons based on a variety of metrics.

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Share Price Performance (Total Shareholder Return Including Dividends)

Source: Bloomberg LP. Proxy Peer Group includes: ANF, AAP, AEO, ASNA, BBBY, BURL, DKS, DBI, EXPR, FL, LB, RH, ROST, TSCO, URBN, and WSM. Performance as of 2/28/2020. * 5YR as of 7/15/2015, the Company’s IPO.

Big Lots’ stock price has declined approximately 75% from its 2018 peak of $64.22 on January 29, 2018 to $15.81 on February 28, 2020. As a result, Big Lots has been awarded the second lowest valuation in a retail peer group that includes the Company’s proxy peers as well as off-price and discount retailers that we believe the Company is most closely compared to.

10

FY20 EV/EBITDA Ratio based on Consensus Estimates

Source: Company reports; Bloomberg LP and Macellum Estimates. Peer Group includes proxy peer group and relevant competitors. Priced on 2/28/20

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We Believe the Board’s Poor Capital Allocation Strategy Has Caused the Company’s Significant Deterioration in Earnings

The Investor Group, along with its Nominees, have diagnosed a number of the causes that have contributed to the Company’s underperformance and believe these issues have been self-inflicted by the Board. In particular, beginning in 2016, the Board began heavily investing in the Company and embarked upon a material investment cycle, where annual capital expenditures increased from $90 million in 2016 to $265 million in 2019. Despite this significant investment, there have been no disclosed improvements in earnings, operating performance, or return on invested capital (“ROIC”) over this period. In fact, we have seen the exact opposite. Since 2010, operating margins have contracted from 7.2% to 3.2%, based on 2020 pre-crisis guidance, and SG&A has deleveraged by 310 bps, based on 2020 pre-crisis guidance. More recently, operating income has fallen 40% from $292 million in 2017 to $175 million, based on 2020 pre-crisis guidance, the balance sheet has deteriorated with debt increasing from $40 million in 2016 to $279 million as of Q4 2019, and ROIC has been more than halved since 2017.

The Board, it would appear, has failed to understand the implications of this significant investment plan. Despite experiencing slight gross margin dollar growth and a relatively flat top-line, operating income has declined 40% since 2017, based on 2020 pre-crisis guidance, as deleverage has occurred on expenses, occupancy, depreciation and interest expense. As a result, the Board has overseen a collapse in the share price and the wholesale destruction of shareholder value.

Decline in Operating Income and Margins

As the following table illustrates, Big Lots has experienced a significant decline in both operating income and margins since 2017. We believe the main culprit of the decline in operating income and margins was increases in expenses that were largely the result of this investment cycle and other low return initiatives the Board approved as discussed in more detail below.

Source: Company reports; Bloomberg LP and Company pre-crisis guidance. EBT = earnings before income taxes

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Increasing Expenses with Minimal Top-Line Growth

The Company’s Selling, General and Administrative Expenses (SG&A) and Depreciation & Amortization (D&A) have also increased year over year with only slight top-line growth.

Source: Company reports; Bloomberg LP and Macellum estimates.

Operating Income Margins Materially Below Peer Average.

As shown below, Big Lots’ operating margins are substantially below its off-price and discount industry peers. While we acknowledge that some of the difference in operating margins is structurally related to other retailers having greater revenues, we believe the Company’s decline vs. the stability experienced by its peers is stark evidence of the Board’s ineffective oversight which resulted in a slate of initiatives that significantly increased capital expenditures, leveraged the balance sheet and drove earnings lower.

Source: Company reports; Bloomberg LP and Macellum estimates. Macellum peer group includes: BURL, DG, DLTR, ROST, TJX and OLLI.

13

We Believe the Board’s Ill-Advised Capital Allocation Strategy Has Strained the Company’s Balance Sheet and Reduced ROIC

The Board approved a material investment strategy that did not appear to generate a return on invested capital (ROIC), but did increase debt substantially. As a result of this increase in debt, the growing interest expense burden consumed a significant portion of EBIT, further depressing operating income.

Company Debt and Interest Expense

Source: Company reports, Bloomberg LP and Macellum estimates

14

The Investment Cycle Led to Over a 50% Decline in ROIC

Not only did this material investment cycle coincide with a deterioration of operating income it also drove ROIC materially lower. This occurred at a time when the Company’s peer group experienced relatively stable ROIC trends.

We Believe the Board’s Poorly Timed Share Repurchases Have Destroyed Significant Shareholder Value

We believe significant value has been destroyed through the Board’s ill-timed decisions to repurchase $1 billion of stock since 2014 at an average price of $46 a share and an average annual weighted PE valuation of 16x, when the closing price, prior to the impact of the Coronavirus crisis, on February 28, 2020 was just $15.81 (valued at 4.3x PE on LTM earnings). The Investor Group is not opposed to share repurchases and believes they are an important component of value creation. Where we are critical, however, is that these repurchases were executed in front of deteriorating operating trends as well as repurchased at high valuations. It speaks to, what we believe is, fundamentally flawed judgment brought about by the Board’s lack of understanding of the retail industry and the Company they were entrusted to oversee.

15

Share Repurchases

400
350
300
250
200
150
100
50
0
Dollars in Millions
Cash Used for Share Repurchase
Average Price $41
250
Average Price $46
200
Average Price $45
250
Average Price $48
150
Average Price $42
100
Average Price $36
50
Stock Price 2/28/20 $15.81
2014
2015
2016
2017
2018
2019

P/E Trailing Avg:	**19.4x**	**18.8x**	**15.7x**	**14.1x**	**11.1x**	**7.7x**

Source: Bloomberg; Company filings

We Believe the Board Has Overseen a Series of Failed Strategic Initiatives that Have Further Destroyed Shareholder Value

The following are just a few of the strategic mistakes we believe were undertaken and poorly executed upon by the Board:

•	Move Away From Closeout and Off-price Retail
o	In the last 10 years, we have witnessed tremendous growth in the off-price sector. The U.S. consumer is indicating a strong preference to shop this way. TJX, ROST, BURL, OLLI and others have had tremendous success. Almost every department store in the country is racing to open off-price concepts. Yet over this time, Big Lots, historically synonymous with extreme value in “Big Lots”, moved in the opposite direction. While the Company won’t specifically disclose the amounts, we believe close-out purchases have fallen from 40-50% of the assortment to less than 10% today. We view this disastrous decision to move away from the off-price sector, as a direct result of the Board’s lack of appropriate experience and lack of knowledge regarding the retail landscape. This decision will be especially damaging during the current crisis and any future economic slow-down it causes. Under the currently articulated strategy, the Company will not be well positioned to take advantage of the extraordinary amount close-out merchandise that will flood the market, nor will it be able to deliver the best value proposition to their customers.

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Same-Store Sales – Off-Price Retail

Source: Company reports; Bloomberg LP and Macellum Estimates. Macellum Peer Group includes: BURL, DG, DLTR, ROST, TJX and OLLI. Dollar General and Ollie’s Bargain Outlet. 2019 same-store sales are currently estimates.

•	Operation North Star
o	The Company, over the last 2 years, has embarked on what it has coined, “Operation North Star”, a purported multi-pronged business transformation initiative which was intended to drive top-line growth and reduce expenses by $100 million over a 3- year period. Yet we see no evidence of the benefits. In fact, top-line growth has been insubstantial, while costs have continued to increase and deleverage.

•	Moving Away from Store of the Future
o	After undergoing a series of costly remodels as part of the Company’s material investment strategy, the Company now has a new set of initiatives to implement in stores that they claim are more accretive than the prior remodeling efforts. On the one hand we are pleased that new CFO, Jonathan Ramsden, is bringing greater financial rigor to evaluate capital expenditures. However, on the other hand, and far more troubling is, why the Board was unable to realize that previous capital allocation initiatives were not accretive.

•	New Stores Do Not Appear to Generate an Adequate Return
o	Over the past 3 years, the Company has closed 138 existing stores and opened 110 new stores. We have not seen evidence that the Company’s strategy of opening new stores while closing existing stores (i.e. no net new store growth) has been beneficial. We are skeptical that moving into often higher rent locations while closing stores, including profitable stores, has been an accretive strategy.

•	Moving Stores to Higher Rent Districts is Likely Diminishing the Company’s Value Message and is Not Generating a Sufficient Sales Lift to Offset Higher Rents
o

From 2015 to 2018, total rent expense has increased over 10% while selling square footage has decreased 2%. The Company claims this is part of their strategy to move into more aspirational markets. We see no evidence that this strategy has been well received by consumers, based on the Company’s decreasing operating margins. We believe it is the antithesis of what the value strategy Big Lots has historically stood for.

17

The Board’s Recently Announced Sale Leaseback Transaction Comes After Persistent Demands of the Investor Group

We are aware that the Board rejected a credible offer to undertake a sale leaseback transaction with a credible buyer at least once over the past twelve months. Had the Board sold these non-core assets at a significant premium to where the Company’s stock was trading last year, the transaction would likely have created a fortress balance sheet with no debt and cash which the Investor Group believes would have mitigated a part of the deterioration in shareholder value. Instead, the Board continued to pursue its ill-conceived investment strategy and other strategic initiatives which burned cash, increased debt and lead to a deterioration in operating profits. While we are pleased to see the Company signed an agreement to complete a sale leaseback transaction for four of its owned distribution centers for a purchase price of $725 million, the Investor Group is highly skeptical that the Board would have been in a position to consider such a transaction at this time had it not been for the Investor Group’s vocal insistence and meaningful efforts to ensure such buyer was still available.

Once the sale leaseback transaction is completed, we do not believe the current Board should be in charge of allocating any proceeds given its poor track record of capital allocation. The most recent example of the Board’s poor capital allocation decision making following the monetization of its real estate was demonstrated in November 2019 after the sale of the Company’s Rancho Cucamonga distribution center. Here, the Company chose to use a portion of the proceeds to double down on its owned real estate strategy by purchasing a new corporate office, despite the fact the Company still owns their previous corporate offices that sit unoccupied today.

We strongly believe that with fresh perspectives on the Board and the adoption of a disciplined capital allocation strategy developed with shareholder-aligned directors, significant shareholder value can be generated.

The Board Has Not Been Able to Provide Appropriate Annual Company Guidance

We believe the Company’s depressed valuation also stems from a lack of investor confidence due to the Board’s inability to help develop and approve a realistic strategic plan. In March of 2018 the Board approved guidance for annual earnings of $4.85 for 2018. For 2020, and even before the coronavirus downward revisions in guidance, the Board approved of a plan to and was guiding investors to expect the Company to earn $3.30 in 2020. The result is a significant decline in the PE multiple the Company’s shares trade for.

Source: Company reports; Bloomberg LP and Macellum Estimates. * Forward 12 month P/E Ratio based on Bloomberg consensus estimates.

18

We Have Recruited an Exceptional Team of Retail Industry Experts to Return Big Lots to Prosperity

We believe the Company’s Q4 2019 earnings disappointment announcing below consensus guidance and the cancelation of an investor day, are clear signs that the Company is at a critical juncture and in need of an immediate infusion of fresh perspectives on the Board. This need is further heightened by the impact of the Coronavirus crisis and potential for a meaningful economic downturn. We believe new independent directors, operating with a sense of urgency to effectively allocate capital and improve operating performance, can create a tremendous amount of value for all shareholders. Our Nominees offer a collection of high caliber talent with the retail operational experience, business acumen and successful track records in turnaround situations to address the issues confounding Big Lots today.

While we acknowledge that capital allocation alone will not be sufficient to create meaningful, sustainable, long-term shareholder value, we recognize that shareholders need directors that understand the retail landscape and can bring urgent focus to developing a comprehensive strategy to increase profitability.

Our Nominees are:

•	[Theresa R. Backes, age 62. Ms. Backes has over 30 years of senior executive and operational experience in the department store and specialty store retail sectors, having most recently served as the Chief Operating Officer and Managing Director of IPP (Independent Pet Partners), LLC, which operates nearly 250 independent Premium and Natural Pet Wellness Centers across the United States. Ms. Backes previously served as the Chief Operating Officer of Kriser’s Natural Pet, a retailer of natural pet food and Francesca’s Holdings Corporation, a U.S. women’s specialty value retailer. She also served in senior operations positions at David’s Bridal (Vice President, Operations and Services), Gap, Inc. (Sr. Director Operations – Banana Republic) and Gymboree Retail and Play Centers (SVP Stores and Operations).]
•	[Suzanne Biszantz, age 49. Ms. Biszantz has significant executive experience at the helm of many iconic brands driving operational efficiencies and particular skills in retail, strategic planning, product development and brand development. Ms. Biszantz currently serves as the Global President and Chief Executive Officer at Joe’s Jeans, BCBG and Herve Leger, divisions of Centric Brands Inc. (NASDAQ: CTRC), a leading lifestyle brands collective. Previously, Ms. Biszantz served as Chief Executive Officer at La Perla North America, an upscale boutique designing high-fashion lingerie, loungewear, and sleepwear, and in multiple roles for the Greg Norman Collection, a leading worldwide marketer of golf-inspired sportswear and a former division of Adidas/Reebok.]
•	[Andrew C. Clarke, age 49. Mr. Clarke has 20-years of experience in the logistics industry, including 10 years of public company Chief Financial Officer experience, as well as significant public company board experience. Mr. Clarke previously served as the Chief Financial Officer of C.H. Robinson, Inc. (NASDAQ: CHRW), one of the world’s largest third party logistics and supply chain management providers, Chief Executive Officer and President at Panther Expedited Services, Inc. (“Panther Expedited”) (n/k/a Panther Premium Logistics), a wholly owned subsidiary of ArcBest Corporation (NASDAQ: ARCB), a logistics provider with expertise in ground expedite, air freight, international air and ocean freight and air charter, and Chief Financial Officer, Senior Vice President and Treasurer at Forward Air Corporation (“Forward Air”) (NASDAQ: FWRD), a leading provider of ground transportation and related logistics services to the North American air freight and expedited LTL market. Mr. Clarke currently serves on the boards of directors of Element Fleet Management Corp (TSX: EFN), a fleet management services company, Direct ChassisLink Inc., a private company providing marine and domestic chassis and asset management services to the North American intermodal industry, and Rock-it Cargo USA LLC, a private company providing specialty freight forwarding and logistics services for clients in various entertainment industries. Mr. Clarke previously served on the boards of directors of Blount International, Inc. (formerly NYSE:BLT), Pacer International, Inc. (formerly NASDAQ: PACR), Forward Air and Panther Expedited.]
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•	[Lynne Coté, age 54. Ms. Coté has significant experience in all functional areas of a retail business and brings results-oriented c-suite executive experience, leveraging change and driving organizational growth and profitability. Ms. Coté currently serves as President and Chief Executive Officer at Princess House, a cookware and home accessories provider, and previously served as Chief Executive Officer of Cabi, a women’s fashion and clothing collection, Chief Executive Officer and Chief Marketing Officer at Tribal Sportswear, a chic and casual women’s fashion boutique, and in a variety of roles at Jones Apparel Group (formerly NYSE: JNY) (n/k/a Nine West Holdings), a designer, marketer and wholesaler of branded clothing, shoes and accessories.]
•

[Jonathan Duskin, age 52. Mr. Duskin will bring considerable business, financial services and retail investment expertise as well as a shareholder mindset to the Board, as he beneficially owns approximately 2.8% of the Company’s outstanding stock. Mr. Duskin is the Chief Executive Officer of Macellum Capital Management, LLC and previously served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm, a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund, and a Managing Director at Lehman Brothers Inc., an investment bank. Mr. Duskin serves on the board of directors of Citi Trends, Inc. (NASDAQ: CTRN), a retail clothing chain selling discounted products targeted primarily at urban customers, and Christopher & Banks Corporation (OTC: CBKC), a retail company. Mr. Duskin previously served on the boards of directors of The Wet Seal, Inc., Whitehall Jewelers, Inc. and Furniture.com Inc.]

•	[Steven S. Fishman, age 69. Mr. Fishman has almost 40 years of executive and operational experience in the retail industry as well as a strong track record of successful reorganizations. Mr. Fishman also has deep knowledge of Big Lots, having served as its Chairman, Chief Executive Officer and President from July 2005 until May 2013 and then as a consultant until May 2016. Mr. Fishman currently serves as President of SSF Resources, Inc., a retail consulting and investment services company. Previously, Mr. Fishman served as Chairman, Chief Executive Officer and Chief Restructuring Officer at Rhodes Furniture, a retail furniture company, Chairman, Chief Executive Officer and Chief Restructuring Officer of Frank’s Nursery & Crafts, Inc., a lawn and garden specialty retailer, Chairman and Chief Executive Officer for Pamida Holdings Corporation (formerly ASE: PAM) (“Pamida”), a discount general merchandise chain, and held several senior executive merchandising positions within Federated Department Stores, Inc. and the May Company (which have since been combined and are n/k/a Macy’s Inc.).]
•	[Aaron Goldstein, age 37. Mr. Goldstein has 15 years of experience investing in the consumer and retail sector and will bring a shareholder mindset to the Board, as he serves as a Partner and Portfolio Manager at Macellum Capital. Mr. Goldstein previously served as an Analyst at Millennium Management LLC, a New York-based pooled investment fund, and Scopus Asset Management, L.P., a hedge fund, as a Vice President at JPMorgan Chase & Co. (NYSE: JPM), and as an Analyst at the Bear Stearns Companies, Inc. (formerly NYSE: BSC). Earlier in his career, he served as a consultant to Telsey Advisory Group LLC, a research, trading, banking and consulting brokerage firm focused on the consumer sector.]
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•	[Jeremy I. Liebowitz, age 50. Mr. Liebowitz will bring substantial retail, marketing and eCommerce expertise to the Board. Mr. Liebowitz is a Founder of Alchemy-Rx, a strategy, marketing and eCommerce agency. Previously, Mr. Liebowitz held a series of executive positions at Newell Brands Inc. (NASDAQ: NWL), a worldwide marketer of consumer and commercial products with a portfolio of brands, where he eventually became the division CEO of Global eCommerce. Mr. Liebowitz was the Vice President of Digital Commerce & Marketing of Jarden Corporation, a consumer products company, a Director of Customer Marketing at L Brands, Inc. (NYSE: LB), a fashion retailer, was Assistant Vice President of eCommerce and Direct Marketing at TracFone Wireless, Inc., a prepaid mobile virtual network operator, was the Vice President of Marketing at Gerald Stevens, Inc., and a Senior Manager of Marketing at 1800flowers.com (NASDAQ: FLWS).]
•

[Cynthia S. Murray (Cinny), age 62. Ms. Murray has over 20 years of leadership experience as a c-suite executive as well as an accomplished track record in business turnarounds, share growth and long term strategy. Ms. Murray is the Founder and has served as Chief Executive Officer of Stanmore Partners, a senior leadership consultant to CEOs, private equity firms, and start-ups. Previously, Ms. Murray was the President of Full Beauty Brands, a plus size women’s and men’s apparel and home goods holding company, the President of Chico’s Brand, FAS, Inc. (NYSE: CHS), a women’s clothing chain, the Executive Vice President and Chief Merchandise Officer of Stage Stores, Inc., a department store specializing in retail brand names in apparel, home, fragrance and shoes, the Senior Vice President of Merchandising at Talbots, Inc., a specialty retailer for women’s apparel, and the Vice President of Saks Off Fifth, an off-price division of Saks Fifth Avenue, responsible for all women’s apparel. Ms. Murray previously served on the Board of Directors of Francesca’s Collections, a specialty retailer offering women’s apparel, jewelry, shoes accessories and gift items.]

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine (9) directors, each with a term expiring at the Annual Meeting. Macellum Opportunity has nominated four (4) independent, highly-qualified Nominees for election to the Board to replace four (4) incumbent directors. If elected, our Nominees will constitute a minority of the Board and there can be no guarantee that the Nominees will be able to implement the actions that they believe are necessary to unlock shareholder value. However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company.

This Proxy Statement is soliciting proxies to elect our Nominees as directors in opposition to four of the incumbent directors. Shareholders who vote on the enclosed WHITE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than [_____], [_____], [_____] and [_____]. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States.

[Theresa R. Backes, age 62, is currently a private investor after having most recently served as the Chief Operating Officer and Managing Director of IPP (Independent Pet Partners), LLC, which operates nearly 250 independent Premium and Natural Pet Wellness Centers across the United States, from August 2017 to August 2019. From November 2015 until August 2017, Ms. Backes served as Chief Operating Officer of Kriser’s Natural Pet, a retailer of natural pet food. From January 2014 to November 2015, Ms. Backes served as a consultant to several start-ups on a pro bono basis. From October 2007 until January 2014, Ms. Backes worked at Francesca’s Holdings Corporation, a U.S. women’s specialty value retailer, initially serving as Chief Operating Officer and later becoming President and Chief Operating Officer in January 2013. From 2004 until 2007, Ms. Backes served as the Vice President, Operations and Services at David’s Bridal. She also served in senior operations positions at Gap, Inc. (Sr. Director Operations – Banana Republic) and Gymboree Retail and Play Centers (SVP Stores and Operations). Ms. Backes holds a BFA in Design from Arizona State University.

We believe Ms. Backes’ over 30 years of senior executive and operational experience in the department store and specialty store retail sectors make her well qualified to serve on the Board.]

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[Suzanne Biszantz, age 49, has served as the Global President and Chief Executive officer at Joe’s Jeans, BCBG and Herve Leger, divisions of Centric Brands Inc. (NASDAQ: CTRC), a leading lifestyle brands collective, since December 2015. Previously, Ms. Biszantz served as Chief Executive Officer at La Perla North America, an upscale boutique designing high-fashion lingerie, loungewear, and sleepwear, from May 2008 to November 2015. Prior to that, Ms. Biszantz served in multiple roles for the Greg Norman Collection, a leading worldwide marketer of golf-inspired sportswear and a former division of Adidas/Reebok, including as the President and Chief Executive Officer from November 2001 to February 2008 and the General Manager, Vice President Sales, Merchandising and Planning from June 2001 to November 2001. From 1998 to 2001, she worked in a few roles of varying responsibility at Ashworth, Inc., a golf apparel and sportswear company, including as Vice President of Sales, Men’s and Women’s Sportswear. Before that, Ms. Biszantz worked in management positions within sales divisions at Eastern Pacific Apparel and Cobra Golf/Como Sport. Ms. Biszantz holds a B.A. in Media Arts from the University of Arizona, including minors in Communications and Political Science.

We believe Ms. Biszantz’s executive experience at the helm of many iconic brands driving operational efficiencies and her particular skills in retail, strategic planning, product development and brand development will make her an excellent addition to the Board.]

[Andrew C. Clarke, age 49, has served on the board of directors of Element Fleet Management Corp (TSX: EFN), a fleet management services company, since June 2018. Mr. Clarke served as Chief Financial Officer of C.H. Robinson, Inc. (NASDAQ: CHRW), one of the world’s largest third party logistics and supply chain management providers, from June 2015 to March 2019. Previously, Mr. Clarke served as Chief Executive Officer and President at Panther Expedited Services, Inc. (“Panther Expedited”) (n/k/a Panther Premium Logistics), a wholly owned subsidiary of ArcBest Corporation (NASDAQ: ARCB), a logistics provider with expertise in ground expedite, air freight, international air and ocean freight and air charter, from July 2006 to February 2013. Prior to that, Mr. Clarke served as Chief Financial Officer, Senior Vice President and Treasurer at Forward Air Corporation (“Forward Air”) (NASDAQ: FWRD), a leading provider of ground transportation and related logistics services to the North American air freight and expedited LTL market, from 2001 to 2006. From 2000 to 2001, Mr. Clarke served as Senior Vice President, Chief Financial Officer and Treasurer at Logtech Corporation, a subsidiary of Forward Air and a transportation technology company that specialized in the delivery of real-time shipment information to shippers and transportation providers. Before that, Mr. Clarke worked in corporate finance analyst roles at financial services companies Deutsche Bank Alex. Brown and A.G. Edwards & Sons, Inc. Mr. Clarke has served on the board of directors of Direct ChassisLink Inc., a private company providing marine and domestic chassis and asset management services to the North American intermodal industry, since June 2019 and Rock-it Cargo USA LLC, a private company providing specialty freight forwarding and logistics services for clients in various entertainment industries, since November 2019. Previously, Mr. Clarke served on the boards of directors of Blount International, Inc. (formerly NYSE:BLT), a manufacturer of equipment, accessories and replacement parts for the global forestry, garden and construction industries, from April 2010 until it was acquired in April 2016, Pacer International, Inc. (formerly NASDAQ: PACR), one of the largest truck brokerage and intermodal marketing companies, from 2005 to 2009, Forward Air, from 2001 to 2006 and Panther Expedited, from 2006 to 2012. Mr. Clarke holds a B.S. from Washington University in St. Louis and an M.B.A. from the University of Chicago Booth School of Business.

We believe Mr. Clarke’s 20-years of experience in the logistics industry, including his 10 years of public company CFO experience, coupled with his public company board expertise would make him a valuable addition to the Board.]

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[Lynne Coté, age 54, has served as President and Chief Executive Officer at Princess House, a cookware and home accessories provider, since January 2020. Previously, Ms. Coté served as Chief Executive Officer of Cabi, a women’s fashion and clothing collection, from July 2013 to August 2019. Prior to that, Ms. Coté served as Chief Executive Officer and Chief Marketing Officer at Tribal Sportswear, a chic and casual women’s fashion boutique, from June 2009 to June 2013. Before that, Ms. Coté served in a variety of roles at Jones Apparel Group (formerly NYSE: JNY) (n/k/a Nine West Holdings), a designer, marketer and wholesaler of branded clothing, shoes and accessories, from 1998 to 2007, including most recently as Chief Executive Officer, Wholesale Bridge, Better & Moderate Apparel, Suits & Dresses, from 2005 to 2007. From 1996 to 1998, she served as Executive Vice President, Design & Production at John Paul Richard Inc., a retail company, and from 1983 to 1996, she served as Vice President, Design & Production at Notations, a women’s clothing company. Earlier in her career, she worked as Product Development Manager, Associate Buyer Private Label at J.C. Penney Company, Inc. (NYSE: JCP), a department store chain. Ms. Coté holds a B.A. in Economics and Public Policy from the University of North Carolina at Chapel Hill.

We believe Ms. Coté’s experience in all functional areas of a retail business and her results-oriented c-suite executive experience leveraging change and driving organizational growth and profitability will make her a valued addition to the Board.]

[Jonathan Duskin, age 52, has served as Chief Executive Officer of Macellum Capital Management, LLC, a Delaware limited liability company (“Macellum Capital”), which operates a New York-based pooled investment fund, since July 2009, and as the sole member of Macellum Advisors GP, LLC, which is the general partner of Macellum Capital, since September 2011. From January 2005 to February 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm. From March 2002 to January 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund. From January 1998 to January 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin has served on the board of directors of Citi Trends, Inc. (NASDAQ: CTRN), a retail clothing chain selling discounted products targeted primarily at urban customers, since May 2017, and Christopher & Banks Corporation (OTC: CBKC), a retail company, since June 2016. Mr. Duskin previously served on the boards of directors of The Wet Seal, Inc., Whitehall Jewelers, Inc. and Furniture.com Inc. Mr. Duskin holds a B.A. in Finance and Economics from the University of Massachusetts at Amherst.

We believe Mr. Duskin will bring considerable business, financial services and retail investment expertise, having provided financial and investment banking services to a variety of public and private companies. Mr. Duskin will also bring a shareholder mindset to the Board, as the beneficial owner of over 2.8% of the outstanding stock.]

[Steven S. Fishman, age 69, currently serves as President of SSF Resources, Inc., a retail consulting and investment services company, since May 2013. From May 2013 to May 2016, Mr. Fishman served as a consultant to Big Lots, Inc. (NYSE: BIG), a discount retail operator, after having served as its Chairman, Chief Executive Officer and President from July 2005 until May 2013. Prior to that, Mr. Fishman served as Chairman, Chief Executive Officer and Chief Restructuring Officer at Rhodes Furniture, a retail furniture company, from July 2004 to June 2005, after having served as a member of the board of directors from 1999 to 2004. From September 2001 to December 2002, Mr. Fishman served as Chairman, Chief Executive Officer and Chief Restructuring Officer of Frank’s Nursery & Crafts, Inc., a lawn and garden specialty retailer. Prior to that, Mr. Fishman served as Chairman and Chief Executive Officer for Pamida Holdings Corporation (formerly ASE: PAM) (“Pamida”), a discount general merchandise chain, from 1993 until it was acquired by ShopKo in 1999. Prior to Pamida, Mr. Fishman held several senior executive merchandising positions within Federated Department Stores, Inc. and the May Company (which have since been combined and are n/k/a Macy’s Inc.). Previously, Mr. Fishman served on the board of The Columbus Partnership and was formerly a member of the Board of Trustees of Columbia College. Since September 2012, he serves as the Vice Chairman of the Steven and Barbara Fishman Center for Entrepreneurship. Mr. Fishman earned his B.B.A. focused in Personal Management from Columbia College.

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We believe Mr. Fishman’s almost 40 years of executive and operational experience in the retail industry, including as former Chairman and CEO of the Company, as well as his track record of successful reorganizations and improved operating performances would make him a valuable addition to the Board.]

[Aaron Goldstein, age 37, has served as a Partner and Portfolio Manager at Macellum Capital since April 2014. Prior to that, Mr. Goldstein served as an Analyst at Millennium Management LLC, a New York-based pooled investment fund, from March 2013 to May 2013. Previously, he served as an Analyst at Scopus Asset Management, L.P., a hedge fund, from June 2012 to February 2013. Before that, Mr. Goldstein served as a Vice President at JPMorgan Chase & Co. (NYSE: JPM), an American multinational investment bank and financial services holding company, from March 2008 to June 2012. From May 2005 to March 2008, Mr. Goldstein served as an Analyst at the Bear Stearns Companies, Inc. (formerly NYSE: BSC), a global investment bank, securities trading and brokerage firm. Earlier in his career, he served as a consultant to Telsey Advisory Group LLC, a research, trading, banking and consulting brokerage firm focused on the consumer sector. Mr. Goldstein earned his Bachelor of Arts in economics from Trinity College.

We believe Mr. Goldstein’s 15 years of experience investing in the consumer and retail sector, together with his extensive financial background, make him a well-qualified candidate for election to the Board.]

[Jeremy I. Liebowitz, age 50, has served as a Founder of Alchemy-Rx, a strategy, marketing and eCommerce agency, since October 2018. Prior to that, he held a series of executive positions at Newell Brands Inc. (NASDAQ: NWL), a worldwide marketer of consumer and commercial products with a portfolio of brands, where he eventually became the division CEO of Global eCommerce, from June 2013 to June 2018. Mr. Liebowitz was the Vice President of Digital Commerce & Marketing of Jarden Corporation, a consumer products company, from November 2007 to April 2013. From April 2006 to August 2007, Mr. Liebowitz was a Director of Customer Marketing at L Brands, Inc. (NYSE: LB), a fashion retailer. He was Assistant Vice President of eCommerce and Direct Marketing at TracFone Wireless, Inc., a prepaid mobile virtual network operator, from February 2004 to April 2006. He was a consultant in consumer marketing/ eCommerce from January 2002 to February 2004. He was the Vice President of Marketing at Gerald Stevens, Inc., and a Senior Manager of Marketing at 1800flowers.com (NASDAQ: FLWS), from January 1999 to 2002 and August 1995 to December 1998, respectively. Mr. Liebowitz received his B.A. from the University of Southern California.

We believe Mr. Liebowitz’s experience in the retail industry combined with his expertise as a world-class marketer and eCommerce operator would make him a well-qualified addition to the Board.]

[Cynthia S. Murray (Cinny), age 62, is the Founder and has served as Chief Executive Officer of Stanmore Partners, a senior leadership consultant to CEOs, private equity firms, and start-ups, since July 2018. From January 2017 to July 2018, she was the President of Full Beauty Brands, a plus size women’s and men’s apparel and home goods holding company. Prior to that, she was the President of Chico’s Brand, FAS, Inc. (NYSE: CHS), a women’s clothing chain, from February 2009 to September 2016. From 2004 to 2009, Ms. Murray served as the Executive Vice President and Chief Merchandise Officer of Stage Stores, Inc., a department store specializing in retail brand names in apparel, home, fragrance and shoes. She was also the Senior Vice President of Merchandising at Talbots, Inc., a specialty retailer for women’s apparel, from 1998 to 2004. Ms. Murray was also the Vice President of Saks Off Fifth, an off-price division of Saks Fifth Avenue, responsible for all women’s apparel, from 1997 to 2009. Ms. Murray served on the Board of Directors of Francesca’s Collections, a specialty retailer offering women’s apparel, jewelry, shoes accessories and gift items, from 2008 to 2009. She currently serves on the Board of Trustees and was the Honorary Chair of the Naples Shelter for Women and Children. Additionally, she serves on the Board of Governors for the FSU School of Business and was inducted to the Florida State University College of Business Hall of Fame in 2014. She holds a B.S. in Business from the Florida State University.

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We believe Ms. Murray’s over 20 years of leadership experience as a c-suite executive as well as her accomplished track record in business turnarounds, share growth and long term strategy make her a well-qualified addition to the Board.]

[Ms. Backes’ principal business address is 1518 E. Verde Blvd., San Tan Valley, Arizona 85140.] [Ms. Biszantz’s principal business address is c/o Centric Brands Inc., 1500 N. El Centro, Los Angeles, California 90028.] [Mr. Clarke’s principal business address is 57 Groveland Terrace, Minneapolis, Minnesota 55403.] [Ms. Coté’s principal business address is 40 Myles Standish Blvd., Taunton, Massachusetts 02780.] [Mr. Duskin’s principal business address is 99 Hudson Street, 5th Floor, New York, New York 10013.] [Mr. Fishman’s principal business address is 2618 Bulrush Lane, Naples, Florida 34105.] [Mr. Goldstein’s principal business address is 99 Hudson Street, 5th Floor, New York, New York 10013.] [Mr. Liebowitz’s principal business address is 138 W. 17th Street, #10, New York, New York 10011.] [Ms. Murray’s principal business address is 9959 Brassie Road, Naples, Florida 34108.]

As of the date hereof, none of the Nominees, except Mr. Duskin, own beneficially or of record any shares of Common Stock and none of the Nominees, except Messrs. Duskin, Fishman and Goldstein, have entered into any transactions in shares of the Common Stock during the past two (2) years. As the sole member of Macellum GP, Mr. Duskin may be deemed the beneficial owner of the 1,078,112 Shares beneficially owned by Macellum Opportunity, including 225,000 Shares underlying long call options. The shares of Common Stock purchased by Macellum Opportunity were purchased in the open market with working capital.

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the Investor Group acknowledges that no director of an NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, the Investor Group acknowledges that if any Nominee is elected, the determination of the Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

On January 31, 2020, the Macellum Group and the Ancora Group entered into a Group Agreement (the “Group Agreement”) in which, among other things, (a) the parties agreed, to the extent required by applicable law, to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Issuer, (b) the parties agreed to form a group for the purpose of working together to enhance shareholder value of the Issuer, including soliciting proxies for the election of persons to be nominated by the parties to the Board at the Annual Meeting (the “Solicitation”), (c) the parties agreed to provide notice to a representative of the Ancora Funds of all purchases of securities of the Issuer, and to not sell any securities of the Issuer without the prior written consent of the other parties, (d) the parties agreed that once their ownership of shares of Common Stock exceeded 5% of the Issuer’s outstanding shares of Common Stock, they would provide written notice to their legal counsel in addition to the representative of the Ancora Funds of each such transaction, (e) the Macellum Group and the Ancora Funds agreed to bear all out-of-pocket costs and expenses incurred in connection with their activities, subject to certain limitations, on a pro rata basis based on the number of shares of Common Stock (or shares of Common Stock equivalents in the case any long call options are owned by the parties) of the Issuer directly or indirectly owned by each of the Macellum Group and the Ancora Funds, and (f) the parties agreed that any SEC filing, press release, public shareholder communication or Issuer communication proposed to be made or issued by the parties in connection with their activities shall be mutually agreeable between the parties.

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On February 28, 2020, the Nominees (other than Mr. Duskin) entered into a joinder agreement pursuant to which they agreed to be bound by the terms of the Group Agreement (the “Joinder Agreement”). Pursuant to the Joinder Agreement, such Nominees also agreed (i) not to undertake or effect any purchase, sale, acquisition or disposal of any securities of the Issuer, (ii) not to undertake any expenses in connection with his or her involvement with the Issuer, and (iii) not to communicate on behalf of the Investor Group with regards to the Issuer, all without the prior written consent of the Macellum Group.

On February 28, 2020, Macellum Opportunity, Ancora Catalyst Institutional, Ancora Merlin and Ancora Catalyst entered into letter agreements (the “Indemnification Agreements”) with each of the Nominees, except Mr. Duskin, pursuant to which each of Macellum Opportunity, Ancora Catalyst Institutional, Ancora Merlin and Ancora Catalyst have agreed to indemnify such Nominees against claims arising from the Solicitation and any related transactions.

Each of the Nominees, except Messrs. Duskin and Goldstein, has granted Jonathan Duskin and Aaron Goldstein powers of attorney to execute certain SEC filings and other documents in connection with the Solicitation.

The Nominees may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and accordingly, the Participants, as a group, may be deemed to beneficially own, in the aggregate, 4,387,655 shares of Common Stock, including 900,000 shares underlying call options that are currently exercisable. For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this Solicitation, see Schedule I.

Other than as stated herein, and except for compensation received by Mr. Duskin as the sole member of Macellum GP, there are no arrangements or understandings between the Investor Group and the other Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of Big Lots if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Big Lots’ organizational documents and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under Big Lots’ organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). Macellum Opportunity reserves the right to nominate additional person(s), to the extent this is not prohibited under Big Lots’ organizational documents and applicable law, if Big Lots increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of Big Lots’ corporate machinery.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD

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PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ COMPENSATION

As discussed in further detail in the Company’s proxy statement, Section 14A of the Exchange Act requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers in accordance with the compensation disclosure rules of the SEC. Accordingly, the Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the shareholders of Big Lots approve, on an advisory basis, the compensation of the named executive officers of Big Lots, as disclosed in Big Lots’ Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables.”

As discussed in the Company’s proxy statement, the vote on the approval of the compensation of the Company’s named executive officers is advisory, which means that the vote is not binding on the Board, the Compensation Committee or the Company. The Company’s proxy statement further states that if a majority of the votes are cast against the approval of the compensation of the Company’s named executive officers, the Board and the Compensation Committee will evaluate whether to take any actions to address the concerns of the shareholders with respect to the Company’s executive compensation program.

WE [MAKE NO RECOMMENDATION WITH RESPECT TO]/[RECOMMEND A VOTE “AGAINST” THE APPROVAL OF] THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ COMPENSATIONAND INTEND TO VOTE OUR SHARES [“FOR”/“AGAINST”] THIS PROPOSAL.

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PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

As discussed in further detail in the Company’s proxy statement, the Company has proposed that the shareholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020. The Company’s proxy statement further states that if the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of such firm as the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2020 AND INTEND TO VOTE OUR SHARES [“FOR”/“AGAINST”] THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, the Investor Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [FOR/AGAINST] the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers, [FOR/AGAINST] the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm of the Company for fiscal 2020, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate nine (9) candidates for election at the Annual Meeting with terms expiring at the 2021 Annual Meeting. This Proxy Statement is soliciting proxies to elect our Nominees as directors in opposition to four of the incumbent directors. Shareholders who vote on the enclosed WHITE proxy card will also have the opportunity to vote for the candidates who has been nominated by the Company other than [_____], [_____], [_____] and [_____]. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing shareholders to vote for fewer than all of the Company’s nominees, which enables a shareholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum and permit the Company to conduct business at the Annual Meeting.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions, however, will not be considered a vote cast with respect to any proposal. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

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A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. Under the rules of the NYSE governing brokers’ discretionary authority, because we anticipate that you will receive proxy materials from or on behalf of both the Company and Macellum Opportunity, brokers, banks, and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Accordingly, if you are a beneficial owner, if you do not submit any voting instructions to your broker, bank, or other nominee, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meetings.

If you are a shareholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the nine (9) nominees receiving the highest number of affirmative votes will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one (1) or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees.  Neither a withhold vote or a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, withhold votes and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the advisory vote on the Company’s named executive officers’ compensation. The Company has indicated that abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020. The Company has indicated that abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Investor Group’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

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REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Investor Group in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Investor Group in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Saratoga may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of the Investor Group, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

We have retained Saratoga for solicitation and advisory services in connection with solicitations relating to the Annual Meeting. Saratoga will receive up to $[______], applicable toward the final fee to be mutually agreed upon by Macellum Opportunity and Saratoga and reimbursement of reasonable out-of-pocket expenses for its services to Macellum Opportunity in connection with the Solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of common stock held as of the Record Date. Macellum Opportunity will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers, members and certain other employees of Macellum Opportunity and its affiliates may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Saratoga will employ approximately [__] persons to solicit shareholders for the Annual Meeting.

The Macellum Group and the Ancora Funds will pay all costs of the Solicitation. The Macellum Group and the Ancora Funds may seek reimbursement from the Company of all expenses it incurs in connection with the Solicitation but does not intend to submit the question of such reimbursement to a vote of shareholders of the Company. The expenses incurred by the Macellum Group and the Ancora Funds to date in furtherance of, or in connection with, the Solicitation is approximately $[_______]. The Macellum Group and the Ancora Funds anticipate that its total expenses will be approximately $[______]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any the Solicitation.

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ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are the Macellum Group, the Ancora Group and the Nominees. The principal business of Macellum Opportunity is investing in securities. The principal business of Macellum Management is serving as the investment manager for Macellum Opportunity.  The principal business of Macellum GP is serving as the general partner of Macellum Opportunity and Macellum Management.  The principal occupation of Mr. Duskin is serving as Chief Executive Officer of Macellum Capital Management, LLC. The principal business of each of the Ancora Funds is investing in securities.  The principal business of Ancora Advisors is serving as a registered investment advisor to certain of its affiliates, including each of Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst, Ancora SPV I and Ancora SPV I Ltd. The principal occupation of Mr. DiSanto is serving as the Chairman and Chief Executive Officer of Ancora Advisors. Messrs. Duskin and DiSanto are citizens of the United States.

The address of the principal office of each of the members of the Macellum Group is 99 Hudson Street, 5th Floor, New York, New York 10013. The address of the principal office of each of the members of the Ancora Group is 6060 Parkland Boulevard, Suite 200, Cleveland, Ohio 44124.

As of the date hereof, Macellum Opportunity beneficially owned directly 1,078,112 shares of Common Stock, including 225,000 shares underlying long call options, and 1,000 shares held in record name. As the investment manager of Macellum Opportunity, Macellum Management may be deemed to beneficially own the 1,078,112 shares of Common Stock beneficially owned by Macellum Opportunity, including 225,000 Shares underlying long call options. As the general partner of Macellum Opportunity, Macellum GP may be deemed to beneficially own the 1,078,112 shares of Common Stock beneficially owned by Macellum Opportunity, including 225,000 shares underlying long call options. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 1,078,112 shares of Common Stock beneficially owned by Macellum Opportunity, including 225,000 shares underlying long call options.

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As of the date hereof, Ancora Merlin Institutional beneficially owned directly 978,414 shares of Common Stock, including 199,500 shares underlying long call options. As of the date hereof, Ancora Merlin beneficially owned directly 101,454 shares of Common Stock, including 19,800 shares underlying long call options. As of the date hereof, Ancora Catalyst Institutional beneficially owned directly 876,411 shares of Common Stock, including 159,800 shares underlying long call options. As of the date hereof, Ancora Catalyst beneficially owned directly 65,968 shares of Common Stock, including 11,500 shares underlying long call options. As of the date hereof, Ancora SPV I beneficially owned directly 695,956 shares of Common Stock, including 146,200 shares underlying long call options. As of the date hereof, Ancora SPV I Ltd beneficially owned directly 591,340 shares of Common Stock, including 138,200 shares underlying long call options. As the investment advisor to each of Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst, Ancora SPV I and Ancora SPV I Ltd, Ancora Advisors may be deemed to beneficially own the 978,414 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 199,500 shares underlying long call options, 101,454 shares of Common Stock beneficially owned directly by Ancora Merlin, including 19,800 shares underlying long call options, 876,411 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 159,800 shares underlying long call options, 65,968 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 11,500 shares underlying long call options, 695,956 shares of Common Stock beneficially owned directly by Ancora SPV I, including 146,200 shares underlying long call options and 591,340 shares of Common Stock beneficially owned directly by Ancora SPV I Ltd, including 138,200 shares underlying long call options. As the Chairman and Chief Executive Officer of Ancora Advisors, Mr. DiSanto may be deemed to beneficially own the 978,414 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 199,500 shares underlying long call options, 101,454 shares of Common Stock beneficially owned directly by Ancora Merlin, including 19,800 shares underlying long call options, 876,411 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 159,800 shares underlying long call options, 65,968 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 11,500 shares underlying long call options, 695,956 shares of Common Stock beneficially owned directly by Ancora SPV I, including 146,200 shares underlying long call options and 591,340 shares of Common Stock beneficially owned directly by Ancora SPV I Ltd, including 138,200 shares underlying long call options.

Macellum Opportunity purchased in the over the counter market American-style call options referencing an aggregate of 250,000 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 250,000 shares of Common Stock, which have an exercise price of $20.00 and expire on April 17, 2020, as further described in Schedule I. The call options having an exercise price of $20.00 and an expiration date of April 17, 2020 were subsequently sold prior to April 17, 2020 and, accordingly, Macellum Opportunity no longer has any exposure to such call options. Macellum Opportunity sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 25,000 shares of Common Stock, as further described in Schedule I. Accordingly, Macellum Opportunity currently has exposure to the remaining outstanding call options referencing an aggregate of 225,000 shares of Common Stock.

Macellum Opportunity sold short in the over the counter market American-style put options referencing an aggregate of 26,100 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Macellum Opportunity purchased American-style put options referencing an aggregate of 26,100 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, to close out its short position. Accordingly, Macellum Opportunity no longer has any exposure to such put options.

34

Macellum Opportunity sold short in the over the counter market American-style put options referencing an aggregate of 5,200 shares of Common Stock, which had an exercise price of $25.00 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Macellum Opportunity purchased American-style put options referencing an aggregate of 5,200 shares of Common Stock, which had an exercise price of $25.00 and expiration date of March 20, 2020, to close out its short position. Accordingly, Macellum Opportunity no longer has any exposure to such put options.

Ancora Merlin Institutional purchased in the over the counter market American-style call options referencing an aggregate of 221,600 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 221,600 shares of Common Stock, which have an exercise price of $20.00 and expire on April 17, 2020, Ancora Merlin purchased in the over the counter market American-style call options referencing an aggregate of 22,000 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 22,000 shares of Common Stock, which have an exercise price of $20.00 and expire on April 17, 2020, Ancora Catalyst Institutional purchased in the over the counter market American-style call options referencing an aggregate of 177,600 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 177,600 Shares, which have an exercise price of $20.00 and expire on April 17, 2020, Ancora Catalyst purchased in the over the counter market American-style call options referencing an aggregate of 12,800 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 12,800 Shares, which have an exercise price of $20.00 and expire on April 17, 2020, Ancora SPV I purchased in the over the counter market American-style call options referencing an aggregate of 162,400 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 162,400 shares of Common Stock, which have an exercise price of $20.00 and expire on April 17, 2020, and Ancora SPV I Ltd purchased in the over the counter market American-style call options referencing an aggregate of 153,600 shares of Common Stock, which have an exercise price of $17.50 and expire on April 17, 2020 and 153,600 shares of Common Stock, which have an exercise price of $20.00 and expire on April 17, 2020, as further described in Schedule I. The call options having an exercise price of $20.00 and an expiration date of April 17, 2020 were subsequently sold prior to April 17, 2020 and, accordingly, each of Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst, Ancora SPV I and Ancora SPV I Ltd no longer has any exposure to such call options. Ancora Merlin Institutional sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 22,100 shares of Common Stock, as further described in Schedule I. Accordingly, Ancora Merlin Institutional currently has exposure to the remaining outstanding call options referencing an aggregate of 199,500 shares of Common Stock. Ancora Merlin sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 2,200 shares of Common Stock, as further described in Schedule I. Accordingly, Ancora Merlin currently has exposure to the remaining outstanding call options referencing an aggregate of 19,800 shares of Common Stock. Ancora Catalyst Institutional sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 17,800 shares of Common Stock, as further described in Schedule I. Accordingly, Ancora Catalyst Institutional currently has exposure to the remaining outstanding call options referencing an aggregate of 159,800 shares of Common Stock. Ancora Catalyst sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 1,300 shares of Common Stock, as further described in Schedule I. Accordingly, Ancora Catalyst currently has exposure to the remaining outstanding call options referencing an aggregate of 11,500 shares of Common Stock. Ancora SPV I sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 16,200 shares of Common Stock, as further described in Schedule I. Accordingly, Ancora SPV I currently has exposure to the remaining outstanding call options referencing an aggregate of 146,200 shares of Common Stock. Ancora SPV I Ltd sold certain of the call options having an exercise price of $17.50 and an expiration date of April 17, 2020 referencing an aggregate of 15,400 shares of Common Stock, as further described in Schedule I. Accordingly, Ancora SPV I Ltd currently has exposure to the remaining outstanding call options referencing an aggregate of 138,200 shares of Common Stock.

Ancora Merlin Institutional sold short in the over the counter market American-style put options referencing an aggregate of 45,000 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Ancora Merlin Institutional purchased American-style put options referencing an aggregate of 45,000 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, to close out its short position. Accordingly, Ancora Merlin Institutional no longer has any exposure to such put options.

35

Ancora Merlin sold short in the over the counter market American-style put options referencing an aggregate of 5,000 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Ancora Merlin purchased American-style put options referencing an aggregate of 5,000 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, to close out its short position. Accordingly, Ancora Merlin no longer has any exposure to such put options.

Ancora Catalyst Institutional sold short in the over the counter market American-style put options referencing an aggregate of 46,500 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, as further described in Schedule I. These put options expired unexercised pursuant to their terms. Accordingly, Ancora Catalyst Institutional no longer has any exposure to such put options.

Ancora Catalyst sold short in the over the counter market American-style put options referencing an aggregate of 3,500 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Ancora Catalyst purchased American-style put options referencing an aggregate of 3,500 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, to close out its short position. Accordingly, Ancora Catalyst no longer has any exposure to such put options.

Ancora SPV I Ltd sold short in the over the counter market American-style put options referencing an aggregate of 23,900 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Ancora SPV I Ltd purchased American-style put options referencing an aggregate of 23,900 shares of Common Stock, which had an exercise price of $27.50 and expiration date of March 20, 2020, to close out its short position. Accordingly, Ancora SPV I Ltd no longer has any exposure to such put options.

Ancora SPV I Ltd sold short in the over the counter market American-style put options referencing an aggregate of 4,700 shares of Common Stock, which had an exercise price of $25.00 and expiration date of March 20, 2020, as further described in Schedule I. Prior to the expiration of these put options, Ancora SPV I Ltd purchased American-style put options referencing an aggregate of 4,700 shares of Common Stock, which had an exercise price of $25.00 and expiration date of March 20, 2020, to close out its short position. Accordingly, Ancora SPV I Ltd no longer has any exposure to such put options.

36

Ancora Merlin Institutional sold short in the over the counter market American-style put options referencing an aggregate of 112,500 shares of Common Stock, which have an exercise price of $25.00 and expiration date of April 17, 2020, as further described in Schedule I. On March 25, 2020 and April 3, 2020, put options referencing an aggregate of 2,000 and 73,600 shares of Common Stock, respectively, were assigned to Ancora Merlin Institutional. Prior to the expiration of these put options, Ancora Merlin Institutional purchased American-style put options referencing an aggregate of 36,900 shares of Common Stock, which had an exercise price of $25.00 and expiration date of April 17, 2020, to close out its short position. Accordingly, Ancora Merlin Institutional no longer has any exposure to such put options.

Ancora Merlin sold short in the over the counter market American-style put options referencing an aggregate of 12,500 shares of Common Stock, which have an exercise price of $25.00 and expiration date of April 17, 2020, as further described in Schedule I. On March 25, 2020 and April 3, 2020, put options referencing an aggregate of 500 and 11,400 shares of Common Stock, respectively, were assigned to Ancora Merlin. Prior to the expiration of these put options, Ancora Merlin purchased American-style put options referencing an aggregate of 600 shares of Common Stock, which had an exercise price of $25.00 and expiration date of April 17, 2020, to close out its short position. Accordingly, Ancora Merlin no longer has any exposure to such put options.

Ancora Catalyst Institutional sold short in the over the counter market American-style put options referencing an aggregate of 116,200 shares of Common Stock, which have an exercise price of $25.00 and expiration date of April 17, 2020, as further described in Schedule I. On March 25, 2020 and April 3, 2020, put options referencing an aggregate of 500 and 78,200 shares of Common Stock, respectively, were assigned to Ancora Catalyst Institutional. Prior to the expiration of these put options, Ancora Catalyst Institutional purchased American-style put options referencing an aggregate of 37,500 shares of Common Stock, which had an exercise price of $25.00 and expiration date of April 17, 2020, to close out its short position. Accordingly, Ancora Catalyst Institutional no longer has any exposure to such put options.

Ancora Catalyst sold short in the over the counter market American-style put options referencing an aggregate of 8,800 shares of Common Stock, which have an exercise price of $25.00 and expiration date of April 17, 2020, as further described in Schedule I. On April 3, 2020, put options referencing an aggregate of 6,000 shares of Common Stock were assigned to Ancora Catalyst Institutional. Prior to the expiration of these put options, Ancora Catalyst purchased American-style put options referencing an aggregate of 2,800 shares of Common Stock, which had an exercise price of $25.00 and expiration date of April 17, 2020, to close out its short position. Accordingly, Ancora Catalyst no longer has any exposure to such put options.

Each Participant in this solicitation may be deemed a member of a “group” for the purposes of Section 13(d)(3) of the Exchange Act, and accordingly, the group may be deemed to beneficially own the 4,387,655 shares of Common Stock beneficially owned in the aggregate by the Participants (as further described above), including 900,000 shares underlying call options that are currently exercisable. Each Participant disclaims beneficial ownership with respect to the shares of Common Stock reported owned in this Notice, except to the extent of its, his or her pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

From time to time, each of Macellum Opportunity, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst, Ancora SPV I and Ancora SPV I Ltd effect purchases of securities primarily through margin accounts maintained for them with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts. As of the date hereof, none of the shares of Common Stock beneficially owned by Macellum Opportunity, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst, Ancora SPV I and Ancora SPV I Ltd are currently pledged and there are no debit balances in any such accounts.

37

The securities of the Issuer purchased by each of Macellum Opportunity, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst Institutional, Ancora Catalyst, Ancora SPV I and Ancora SPV I Ltd were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted, as set forth in Schedule I.

In connection with Mr. Fishman’s retirement as Chief Executive Officer and President of the Company on May 3, 2013, the Company entered into a Retirement and Consulting Agreement (“RCA”) with Mr. Fishman on April 29, 2013. Pursuant to the RCA, Mr. Fishman agreed to a three-year consulting period that terminated on May 3, 2016. During the consulting period, Mr. Fishman was required to provide such services that were reasonably requested by the Board or certain members of management. Pursuant to the RCA, the Company paid him a monthly consulting fee of $77,777 and he received certain other benefits and payments such as the continued use of the automobile furnished to him by the Company and welfare benefits.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

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OTHER MATTERS AND ADDITIONAL INFORMATION

The Investor Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Investor Group is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the following address or phone number: 520 8th Avenue, 14th Floor, New York, New York 10018 or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, any proposals of shareholders which are intended to be presented at the 2021 Annual Meeting must be received by the Corporate Secretary at the Company’s corporate offices on or before [_____] to be eligible for inclusion in the Company’s 2021 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at the 2021 Annual Meeting without inclusion of that proposal in the Company’s 2021 proxy materials and written notice of the proposal is not received by the Corporate Secretary at the Company’s corporate offices on or before [______], or if the Company meets other requirements of the SEC rules, proxies solicited by the Board for the 2021 Annual Meeting will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Nominees by marking, signing, dating and mailing the enclosed WHITE proxy card promptly.

Dated: _________, 2020

MACELLUM OPPORTUNITY FUND LP

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

Macellum Opportunity Fund LP

Purchase of Common Stock	3,700	01/22/2020
Purchase of Common Stock	3,800	01/23/2020
Purchase of Common Stock	1,000	01/24/2020
Purchase of Common Stock	2,000	01/30/2020
Purchase of Common Stock	5,700	01/31/2020
Purchase of Common Stock	5,500	02/03/2020
Purchase of Common Stock	5,000	02/04/2020
Purchase of Common Stock	3,000	02/05/2020
Purchase of Common Stock	15,708	02/06/2020
Purchase of Common Stock	15,996	02/07/2020
Purchase of Common Stock	6,030	02/10/2020
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(157)	02/10/2020
Purchase of Common Stock	15,868	02/11/2020
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(78)	02/11/2020
Purchase of Common Stock	15,868	02/12/2020
Purchase of Common Stock	19,835	02/13/2020
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(26)	02/13/2020
Purchase of Common Stock	17,273	02/14/2020
Short Sale of March 20, 2020 Put Options ($25.00 Strike Price)	(52)	02/14/2020
Purchase of Common Stock	17,273	02/18/2020
Purchase of Common Stock	17,921	02/19/2020
Purchase of Common Stock	42,437	02/20/2020
Purchase of Common Stock	93,294	02/21/2020
Purchase of Common Stock	10,950	02/24/2020
Purchase of Common Stock	9,589	02/25/2020
Purchase of Common Stock	10,550	02/26/2020
Purchase of Common Stock	7,219	02/27/2020
Purchase of Common Stock	165,725	02/28/2020
Sale of Common Stock	(101,807)	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	2,500	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	2,500	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(2,500)	03/03/2020
Purchase of Common Stock	251,433	03/03/2020
Purchase of Common Stock	86,000	03/04/2020

I-1

Purchase of Common Stock	106,250	03/04/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	9	03/11/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	52	03/11/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	11	03/12/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	52	03/12/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	11	03/13/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	52	03/13/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	11	03/16/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	52	03/16/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	11	03/17/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	53	03/17/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(250)	04/09/2020

Ancora Merlin Institutional LP

Purchase of Common Stock	16,644	11/27/2019
Purchase of Common Stock	23,366	11/29/2019
Purchase of Common Stock	25,350	12/02/2019
Purchase of Common Stock	45,150	12/03/2019
Purchase of Common Stock	2,250	12/03/2019
Short Sale of April 17, 2020 Put Options ($25.00 Strike Price)	(1,125)	12/16/2019
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(450)	01/23/2020
Purchase of Common Stock	11,338	02/04/2020
Purchase of Common Stock	4,514	02/06/2020
Purchase of Common Stock	4,461	02/07/2020
Purchase of Common Stock	1,708	02/10/2020
Purchase of Common Stock	4,494	02/11/2020
Purchase of Common Stock	4,494	02/12/2020
Purchase of Common Stock	5,617	02/13/2020
Purchase of Common Stock	7,831	02/14/2020
Purchase of Common Stock	7,831	02/18/2020
Purchase of Common Stock	8,125	02/19/2020

1 Represents a purchase to cover a short position.

I-2

Purchase of Common Stock	27,563	02/20/2020
Purchase of Common Stock	60,596	02/21/2020
Purchase of Common Stock	42,826	02/24/2020
Purchase of Common Stock	38,541	02/25/2020
Purchase of Common Stock	41,240	02/26/2020
Purchase of Common Stock	28,192	02/27/2020
Purchase of Common Stock	25,608	02/28/2020
Sale of Common Stock	(9,809)	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	2,216	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	2,216	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(2,216)	03/03/2020
Purchase of Common Stock	158,681	03/03/2020
Purchase of Common Stock	25,699	03/04/2020
Purchase of Common Stock	91,004	03/04/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	91	03/10/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	72	03/12/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	95	03/13/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	95	03/16/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	97	03/17/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	2,000	03/25/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	73,600	04/03/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(221)	04/09/2020
Purchase of April 17, 2020 Put Options ($25.00 Strike Price)[1]	369	04/09/2020

Ancora MERLIN, LP

Purchase of Common Stock	1,849	11/27/2019
Purchase of Common Stock	2,567	11/29/2019
Purchase of Common Stock	2,723	12/02/2019
Purchase of Common Stock	4,850	12/03/2019
Purchase of Common Stock	250	12/03/2019
Short Sale of April 17, 2020 Put Options ($25.00 Strike Price)	(125)	12/16/2019

I-3

Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(50)	01/23/2020
Purchase of Common Stock	1,163	02/04/2020
Purchase of Common Stock	390	02/06/2020
Purchase of Common Stock	385	02/07/2020
Purchase of Common Stock	147	02/10/2020
Purchase of Common Stock	388	02/11/2020
Purchase of Common Stock	388	02/12/2020
Purchase of Common Stock	485	02/13/2020
Purchase of Common Stock	713	02/14/2020
Purchase of Common Stock	713	02/18/2020
Purchase of Common Stock	740	02/19/2020
Purchase of Common Stock	2,626	02/20/2020
Purchase of Common Stock	5,774	02/21/2020
Purchase of Common Stock	4,212	02/24/2020
Purchase of Common Stock	3,791	02/25/2020
Purchase of Common Stock	4,056	02/26/2020
Purchase of Common Stock	2,773	02/27/2020
Purchase of Common Stock	2,519	02/28/2020
Sale of Common Stock	(1,011)	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	220	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	220	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(220)	03/03/2020
Purchase of Common Stock	15,706	03/03/2020
Purchase of Common Stock	2,557	03/04/2020
Purchase of Common Stock	9,000	03/04/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	9	03/10/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	8	03/12/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	11	03/13/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	11	03/16/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	11	03/17/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	500	03/25/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	11,400	04/03/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(22)	04/09/2020
Purchase of April 17, 2020 Put Options ($25.00 Strike Price)[1]	6	04/09/2020

I-4

Ancora Catalyst Institutional, LP

Purchase of Common Stock	17,180	11/27/2019
Purchase of Common Stock	24,092	11/29/2019
Purchase of Common Stock	26,108	12/02/2019
Purchase of Common Stock	46,500	12/03/2019
Purchase of Common Stock	2,325	12/03/2019
Short Sale of April 17, 2020 Put Options ($25.00 Strike Price)	(1,162)	12/16/2019
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(465)	01/23/2020
Purchase of Common Stock	11,624	02/04/2020
Purchase of Common Stock	4,563	02/06/2020
Purchase of Common Stock	4,509	02/07/2020
Purchase of Common Stock	1,726	02/10/2020
Purchase of Common Stock	4,542	02/11/2020
Purchase of Common Stock	4,542	02/12/2020
Purchase of Common Stock	5,678	02/13/2020
Purchase of Common Stock	7,949	02/14/2020
Purchase of Common Stock	7,949	02/18/2020
Purchase of Common Stock	8,247	02/19/2020
Purchase of Common Stock	28,235	02/20/2020
Purchase of Common Stock	62,073	02/21/2020
Purchase of Common Stock	12,586	02/24/2020
Purchase of Common Stock	11,330	02/25/2020
Purchase of Common Stock	12,123	02/26/2020
Purchase of Common Stock	8,288	02/27/2020
Purchase of Common Stock	7,528	02/28/2020
Purchase of Common Stock	21,291	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	1,776	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	1,776	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(1,776)	03/03/2020
Purchase of Common Stock	166,208	03/03/2020
Purchase of Common Stock	51,169	03/04/2020
Purchase of Common Stock	79,546	03/04/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	116	03/10/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	70	03/11/2020

I-5

Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	72	03/12/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	69	03/13/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	69	03/16/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	71	03/17/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	500	03/25/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	78,200	04/03/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(178)	04/09/2020
Purchase of April 17, 2020 Put Options ($25.00 Strike Price)[1]	375	04/09/2020

Ancora Catalyst, LP

Purchase of Common Stock	1,314	11/27/2019
Purchase of Common Stock	1,841	11/29/2019
Purchase of Common Stock	1,966	12/02/2019
Purchase of Common Stock	3,500	12/03/2019
Purchase of Common Stock	175	12/03/2019
Short Sale of April 17, 2020 Put Options ($25.00 Strike Price)	(88)	12/16/2019
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(35)	01/23/2020
Purchase of Common Stock	875	02/04/2020
Purchase of Common Stock	341	02/06/2020
Purchase of Common Stock	337	02/07/2020
Purchase of Common Stock	129	02/10/2020
Purchase of Common Stock	339	02/11/2020
Purchase of Common Stock	339	02/12/2020
Purchase of Common Stock	424	02/13/2020
Purchase of Common Stock	595	02/14/2020
Purchase of Common Stock	595	02/18/2020
Purchase of Common Stock	618	02/19/2020
Purchase of Common Stock	1,784	02/20/2020
Purchase of Common Stock	3,921	02/21/2020
Purchase of Common Stock	868	02/24/2020
Purchase of Common Stock	781	02/25/2020
Purchase of Common Stock	835	02/26/2020
Purchase of Common Stock	571	02/27/2020
Purchase of Common Stock	519	02/28/2020

I-6

Purchase of Common Stock	1,888	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	128	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	128	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(128)	03/03/2020
Purchase of Common Stock	13,411	03/03/2020
Purchase of Common Stock	4,330	03/04/2020
Purchase of Common Stock	6,172	03/04/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	9	03/10/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	5	03/11/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	5	03/12/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	5	03/13/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	5	03/16/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	6	03/17/2020
Delivery of Common Stock Upon Assignment of April 17, 2020 Put Options ($25.00 Strike Price)	6,000	04/03/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(13)	04/09/2020
Purchase of April 17, 2020 Put Options ($25.00 Strike Price)[1]	28	04/09/2020

Ancora Catalyst SPV I LP

Purchase of Common Stock	42,348	02/20/2020
Purchase of Common Stock	93,098	02/21/2020
Purchase of Common Stock	13,694	02/24/2020
Purchase of Common Stock	22,317	02/25/2020
Purchase of Common Stock	46,878	02/26/2020
Purchase of Common Stock	43,169	02/27/2020
Purchase of Common Stock	39,210	02/28/2020
Purchase of Common Stock	11,556	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	1,624	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	1,624	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(1,624)	03/03/2020
Purchase of Common Stock	137,725	03/03/2020
Purchase of Common Stock	30,245	03/04/2020
Purchase of Common Stock	69,516	03/04/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(162)	04/09/2020

I-7

Ancora Catalyst SPV I SPC Ltd

Purchase of Common Stock	14,484	02/06/2020
Purchase of Common Stock	14,312	02/07/2020
Purchase of Common Stock	5,460	02/10/2020
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(143)	02/10/2020
Purchase of Common Stock	14,369	02/11/2020
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(72)	02/11/2020
Purchase of Common Stock	14,369	02/12/2020
Short Sale of March 20, 2020 Put Options ($27.50 Strike Price)	(24)	02/12/2020
Purchase of Common Stock	17,961	02/13/2020
Short Sale of March 20, 2020 Put Options ($25.00 Strike Price)	(47)	02/14/2020
Purchase of Common Stock	15,639	02/14/2020
Purchase of Common Stock	15,639	02/18/2020
Purchase of Common Stock	16,225	02/19/2020
Purchase of Common Stock	36,956	02/20/2020
Purchase of Common Stock	81,244	02/21/2020
Purchase of Common Stock	14,864	02/24/2020
Purchase of Common Stock	13,381	02/25/2020
Purchase of Common Stock	14,318	02/26/2020
Purchase of Common Stock	9,788	02/27/2020
Purchase of Common Stock	8,891	02/28/2020
Sale of Common Stock	(11,108)	03/02/2020
Purchase of April 17, 2020 Call Options ($17.50 Strike Price)	1,536	03/02/2020
Purchase of April 17, 2020 Call Options ($20.00 Strike Price)	1,536	03/02/2020
Sale of April 17, 2020 Call Options ($20.00 Strike Price)	(1,536)	03/03/2020
Purchase of Common Stock	92,836	03/03/2020
Purchase of Common Stock	63,512	03/04/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	75	03/10/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	33	03/11/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	11	03/11/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	33	03/12/2020

I-8

Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	9	03/12/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	32	03/13/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	9	03/13/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	32	03/16/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	9	03/16/2020
Purchase of March 20, 2020 Put Options ($27.50 Strike Price)[1]	34	03/17/2020
Purchase of March 20, 2020 Put Options ($25.00 Strike Price)[1]	9	03/17/2020
Sale of April 17, 2020 Call Options ($17.50 Strike Price)	(154)	04/09/2020

Ancora ADVISORS, LLC2

Purchase of Common Stock	7,180	05/31/2018
Sale of Common Stock	(7,180)	06/01/2018
Purchase of Common Stock	14,840	03/08/2019
Sale of Common Stock	(14,840)	05/06/2019
Purchase of Common Stock	3,500	05/31/2019
Sale of Common Stock	(3,500)	06/03/2019
Purchase of Common Stock	12,780	08/30/2019
Sale of Common Stock	(12,780)	09/04/2019

Steven s. fishman

Purchase of Common Stock	4,000	10/03/2018
Sale of Common Stock	(4,000)	12/27/2018

AARON GOLDSTEIN

Purchase of Common Stock	600	10/22/2019
Purchase of Common Stock	200	11/19/2019
Sale of Common Stock	(800)	12/16/2019

2 The shares reported hereunder were held in a fund that is not listed as a participant as all shares held by such fund were previously sold.

I-9

SCHEDULE II

The following table is reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on ________, 2020

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give the Investor Group your proxy “FOR” the election of the Nominees and in accordance with the Investor Group’s recommendations on the other proposals on the agenda for the Annual Meeting by taking these three steps:

•	SIGNING the enclosed WHITE proxy card;
•	DATING the enclosed WHITE proxy card; and
•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Investor Group’s proxy materials,

please contact:

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

WHITE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 10, 2020

BIG LOTS, INC.

2020 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF MACELLUM OPPORTUNITY FUND LP

THE BOARD OF DIRECTORS OF BIG LOTS, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Jonathan Duskin, Frederick DiSanto and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Big Lots, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company scheduled to be held at such time and place as to be determined (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Macellum Opportunity Fund LP (“Macellum Opportunity”) a reasonable time before this solicitation, each of whom are deemed participants in this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, [“FOR”/“AGAINST”] PROPOSAL 2, AND [“FOR”/“AGAINST”] PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the solicitation of proxies for the Annual Meeting by Macellum Opportunity.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

MACELLUM OPPORTUNITY STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL NOMINEES” LISTED BELOW IN PROPOSAL 1, [“AGAINST” PROPOSAL 2, AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3]/[MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3].

1.	Macellum Opportunity’s proposal to elect [Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Jonathan Duskin, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray] to the Board to serve as directors with a term expiring at the Annual Meeting of shareholders and until their respective successors are duly elected and qualified.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	[Theresa R. Backes Suzanne Biszantz Andrew C. Clarke Lynne Coté Jonathan Duskin Steven S. Fishman Aaron Goldstein Jeremy I. Liebowitz Cynthia S. Murray]	☐	☐	☐ ________________ ________________ ________________

Macellum Opportunity does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of voting stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Macellum Opportunity has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of voting stock represented by this proxy card will be voted for such substitute nominee(s).

Macellum Opportunity intends to use this proxy to vote (i) “FOR” [Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Jonathan Duskin, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray] and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than [_____], [_____], [_____] and [_____], for whom Macellum Opportunity is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

WHITE PROXY CARD

2.	The Company’s proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	The Company’s proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal 2020.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.